Exhibit 10.17

Loan Agreement

This Loan Agreement (hereinafter this “Agreement”) is entered into in Shanghai, People’s Republic of China (hereinafter “PRC”) as of May 1st 2019, by and between the following Parties:

Hui Ling Computer Technology Consulting (Shanghai) Co., Ltd. (hereinafter “Hui Ling”).

Registered address: Block 8, Chuansha Road 1098, Pudong New District, Shanghai, PRC

Wei Ji

Identity card number:

Domicile: ;

Zhimin Lin

Identity card number:

Domicile: ;

(Wei Ji and Zhimin Lin hereinafter are individually referred to as a “Borrower” and collectively the “Borrowers”.)

Whereas:

The Borrowers intend to request a loan from Hui Ling and Hui Ling also agrees to offer a loan of RMB23,000,000 in aggregate to the Borrowers for the purpose of investing into Shanghai The9 Internet Technology Co., Ltd. (hereinafter the “Company”) in accordance with the terms and conditions of this Agreement (hereinafter the “Loan”); the parties, through amicable consultation and for the purpose of confirming matters related to the provision of Loan, hereby have reached the following agreement:

Article 1         Sum and Interest Rate of Loan

1.1	The total sum of the Loan under this Agreement amounts to RMB23,000,000. Hui Ling agrees to offer to the Borrowers a loan of RMB23,000,000, among which:

The Loan offered by Hui Ling to Wei Ji amounts to RMB14,720,000;

The Loan offered by Hui Ling to Zhimin Lin amounts to RMB8,280,000;

1.2	The interest rate of the Loan under this Agreement is zero, i.e., no interest shall be collected.
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1.3	Each Borrower shall in accordance with request of Hui Ling and signed Equity Pledge Agreement pledge all of his equity held in the Company to Hui Ling as a guarantee for the Loan.

Article 2         Use of Loan

2.1	The Borrowers may use the Loan provided under this Agreement for investments into and operations of the Company. Without written consent of Hui Ling Borrowers shall not apply the Loan for any other purpose.

2.2	Within five (5) working days after the signing of this Agreement, each Borrower shall draw all Loan in the amount as contemplated in this Agreement, at once from Hui Ling. Subject to the provisions of this Agreement, the Loan shall be paid by Hui Ling to the account designated by the Borrower.

Article 3        Term of Loan

3.1	The term of the Loan under this Agreement shall expire upon the date when Hui Ling requests the Borrowers to repay the Loan in accordance with Article 3.2 of this Agreement, but cannot exceed the earlier of the expiration of Hui Ling's business period (including non-timely extended business period), or the expiration of the Company's business period (including non-timely extended business period) (hereinafter referred to as the "Loan Term"). Upon the expiration of the Loan Term, the Borrower shall repay the outstanding amount of all borrowings in one lump sum (hereinafter referred to as the "Repayment") on the day of the expiration of the Loan Term.

Hui Ling may, at any time after the execution of this Agreement and in its absolute discretion, deliver a notice of repayment under Article 4.1 of this Agreement to the Borrowers or any of the Borrowers, requesting the Borrowers to repay all or part of their respective portion of the Loan under this Agreement.

3.2	Upon notice of Loan repayment Borrower shall return Repayment in the form of cash, or in any other form as Hui Ling’s board of directors may decide by its resolution. In case of repayment in cash, the Borrowers shall deposit the entire amount of repayment requested by Hui Ling into the bank account designated by Hui Ling within five (5) working days upon the receipt of a notification of repayment under Article 4.1 of this Agreement.

3.3	If Hui Ling issues a repayment notice to the Borrower as stipulated in Article 4.1 of this Agreement, Hui Ling shall have the right to purchase or designate a third party to purchase all the shares of the Company held by the Borrower at that time, without violating applicable laws and regulations, at a transfer price equal to the amount of Repayment to be returned.
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3.4	In accordance with the provisions of the Equity Transfer Option Agreement entered into by and between Hui Ling and the Borrowers on May 1st, 2019 (hereinafter “Option Agreement”), Hui Ling, upon its exercise of relevant equity transfer option (hereinafter “Transfer Option”), shall be entitled to, in its absolute discretion, offset its creditor’s right to the Borrowers under this Agreement against all or part of the Transfer Price it shall pay to the Borrowers as a result of its exercise of the Transfer Option under the Option Agreement.

3.5	Each Borrower shall not bear joint liabilities with regard to the repayment of the other Borrower under this Agreement.

Article 4         Notification of Repayment

4.1	The notification of repayment sent by Hui Ling to the Borrowers or any party or parties of the Borrowers shall at least contain the following items: name of Borrower, sum of Loan, sum of repayment, time of repayment and bank account for repayment.

Article 5         Representations and Warranties

5.1	Each of the Borrowers hereby jointly and severally represents and warrants as follows:

5.1.1	they are PRC citizens with full capacity, with full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may act independently as a subject of actions.

5.1.2	they have full power to execute and deliver this Agreement and all the other documents to be entered into by them in relation to the transaction referred to herein, and it has full power to complete the transaction referred to herein. This Agreement shall be executed and delivered by them legally and properly. This Agreement constitutes the legal and binding obligations on them and is enforceable on them in accordance with its terms and conditions.

5.1.3	they have fully disclosed their financial conditions to Hui Ling before the execution of this Agreement. Till the execution of this Agreement, there exist no circumstances that may render them in insolvency, nor is there any material liability that affects their ability to pay debt. In accordance with this Agreement, Hui Ling may demand performance of their obligations under this Agreement.

5.2	Hui Ling hereby represents and warrants as follows:
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5.2.1	it is a limited liability company properly registered and legally existing under the PRC Law, with an independent corporate legal person status. it has full and independent legal status and legal capacity to execute, deliver and perform this Agreement and may act independently as a subject of actions.

5.2.2	it has the full power and authority within its company to execute and deliver this Agreement and all the other documents to be entered into by it in relation to the transaction referred to herein, and it has the full power and authority to complete the transaction referred to herein.

Article 6         Term of Agreement

6.1	This Agreement shall take effect as of the date of formal execution by the Parties. This Agreement sets forth matters with regard to the Loan among the Parties and shall terminate when the Borrowers repay in full the Loan under this Agreement.

6.2	If, with the consent of Hui Ling in advance, any of the Borrowers transfers its liabilities under this Agreement, then the successor of such liabilities shall continue to perform the transferor’s obligations under this Agreement, and the obligations and commitments of the other Borrower under this Agreement shall not be adversely affected.

Article 7 Taxation

7.1	All taxes related to the Loan shall be borne by Hui Ling.

Article 8         Confidentiality

8.1	Notwithstanding the termination of this Agreement, Borrowers shall be obliged to keep in confidence commercial secret, proprietary information and customer information of Hui Ling received by them as the result of execution and performance of this Agreement (hereinafter collectively the “Confidential Information”). Borrowers may use Confidential Information for the purpose of this Agreement. Except with the prior written consent of Hui Ling, Borrowers shall not disclose any Confidential Information to any other third party, otherwise shall bear liability for breach.

8.2	Without prejudice to the above, the information does not constitute Confidential Information:

a)	Where there is written evidence that information was already known to the receiving party by obtaining through legal means;
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b)	if the information entered public domain without the fault of the receiving party; or
c)	if the information legally obtained by the receiving party from other sources after receiving the information from disclosing party.

8.3	After the termination of this Agreement, the Borrower shall return, destroy or otherwise dispose of all documents, materials or software containing confidential information at Hui Ling's request, and cease to use such Confidential Information.

8.4	Notwithstanding any other provisions herein, the validity of this Article shall not be affected by the suspension or termination of this Agreement.

Article 9 Representation and Warranties

9.1	The Borrower hereby irrevocably undertakes and warrants that without Hui Ling's prior written consent, the Borrower will not in any way make or authorize other persons (including, but not limited to, the directors of the Company nominated by him) to make any resolutions, instruct, consent or order to enter into any transaction that will or may substantially affect the assets and rights of the Company or any of its branches and/or subsidiaries, obligations or business (hereinafter referred to as "Prohibited Transactions"), including but not limited to:

1.	Borrowing or assuming any debts from third parties (except debts of a single amount not exceeding RMB100,000 or of a total accumulative amount not exceeding RMB100,000 for six consecutive months);

2.	Providing security for its own debts to third parties or any security for third parties;

3.	Transfer any business, major assets, actual or potential business opportunities to third parties;

4.	Transfer to a third party any domain name, trademark or other intellectual property rights of which the Company has legal rights;

5.	Transfer part or all of its equity in the Company to a third party;

6.	Any other major transaction;

Or to sign any agreement, contract, memorandum or other form of transaction documents (hereinafter referred to as "Prohibited Document"), nor to allow, by inaction, to enter into any Prohibited Transaction or the signing of any Prohibited Document.

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9.2	It will cause directors and managers of the Company to strictly abide by the provisions of this Agreement in exercising their duties as directors or managers of the Company, and not in any way not by action or omission, act in contrary to any of the above commitments.

Article 10 Notification

10.1	Any notification, request, demand and other correspondences made as required by or in accordance with this Agreement shall be made in writing and delivered to the relevant Party.

10.2	The abovementioned notification or other correspondences shall be deemed to have been delivered when it is transmitted if transmitted by facsimile or telex; if delivered in person, it shall be deemed to have been delivered when it is delivered; if posted by mail, it shall be deemed to have been delivered five (5) days after posting the same.

Article 11         Liability for Breach of Contract

11.1	The Parties agree and confirm that, if any Party (hereinafter the “Defaulting Party”) breaches substantially any of the provisions herein or omits substantially to perform any of the obligations hereunder, or fails substantially to perform any of the obligations under this Agreement, such a breach or omission shall constitute a default under this Agreement (hereinafter a “Default”), and any other Party not committing a Default (hereinafter a “Conforming Party”) shall have the right to require the Defaulting Party to rectify such Default or take remedial measures within a reasonable period. If the Defaulting Party fails to rectify such Default or take remedial measures within such a reasonable period or within ten (10) days since the other Party notifies the Defaulting Party in writing and requires it to rectify the Default, then the Conforming Party shall have the right to terminate this Agreement and/or to demand the Defaulting Party to indemnify it for damage.

11.2	The rights and remedies set out herein shall be cumulative, and shall not preclude any other rights or remedies provided by law.

11.3	Notwithstanding any other provisions herein, the validity of this Article shall not be subject to the suspension or termination of this Agreement.

Article 12         Miscellaneous

12.1	This Agreement shall be prepared in the Chinese language in three (3) original copies, with each Party to this Agreement holding one (1) copy hereof.
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12.2	The conclusion, coming into effect, performance, amendment, interpretation and termination of this Agreement shall be all subject to the PRC Laws.

12.3	Any disputes arising hereunder and in connection herewith shall be settled through consultations among the Parties, and if the Parties cannot reach an agreement regarding such disputes within thirty (30) days upon their occurrence, such disputes shall be submitted to China International Economic and Trade Arbitration Commission Shanghai Branch for arbitration in Shanghai in accordance with the arbitration rules of such Commission, and the arbitration award shall be final and binding on all Parties.

12.4	Any rights, powers and remedies empowered to the Parties by any provisions herein shall not preclude any other rights, powers and remedies enjoyed by such Party in accordance with laws and other provisions under this Agreement, and the exercise of its rights, powers and remedies by a Party shall not preclude its exercise of its other rights, powers and remedies by such Party.

12.5	Any failure or delay by a Party in exercising any of its rights, powers and remedies hereunder or in accordance with laws (hereinafter the “Party’s Rights”) shall not lead to a waiver of such Rights, and the waiver of any single or partial Party’s Rights shall not preclude such Party from exercising such Rights in any other way and exercising the remaining part of the Party’s Rights.

12.6	The titles of the Articles contained herein shall be for index only, and in no circumstances shall such titles be used in or affect the interpretation of the provisions hereof.

12.7	Each provision contained herein shall be severable from and independent of each of other provisions, and if at any time any one or more articles herein become invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions herein shall not be affected as a result thereof.

12.8	Any amendments or supplements to this Agreement shall be made in writing and shall take effect only when properly signed by the Parties to this Agreement.

12.9	No Party shall assign any of its rights and/or obligations hereunder to any third parties without the prior written consent of the other Party.

12.10	This Agreement shall be binding on the legal successors of the Parties.
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IN WITNESS HEREOF, the Parties have caused this Agreement to be executed as of the date and in the place first here above mentioned.

Hui Ling Computer Technology Consulting (Shanghai) Co., Ltd.

(Company chop)

Signature by:	/a/ Authorized Signatory

Name: Authorized Signatory

Position: Authorized Representative

Wei Ji

Signature:	/s/ Wei Ji

Zhimin Lin

Signature:	/s/ Zhimin Lin

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